UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                            PARLUX Fragrances, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



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________________________________________________________________________________
5)   Total fee paid:



________________________________________________________________________________
     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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________________________________________________________________________________

                             PARLUX Fragrances, Inc.
                              3725 S.W. 30th Avenue
                            Fort Lauderdale, FL 33312

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

Notice is hereby given that the Annual Meeting of Stockholders of Parlux Fragrances, Inc. (the "Company") will be held at the Hilton Ft. Lauderdale Airport Hotel, 1870 Griffin Road, Dania, Florida 33004, on Thursday, October 12, 2000, at 11:00 a.m. for the following purposes as set forth in the accompanying Proxy Statement:

           1.   To elect seven directors;

           2.   To adopt the Parlux Fragrances, Inc. Employee Stock Option Plan
                - 2000; and

           3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Holders of record of the Company's common stock at the close of business on August 25, 2000, will be entitled to vote at the meeting.


                            By order of the Board of Directors





                            /s/ Ilia Lekach
                            ---------------
                            Ilia Lekach
                            Chairman of the Board and Chief Executive Officer



Dated:  August 25, 2000






                             YOUR VOTE IS IMPORTANT
                             ----------------------




--------------------------------------------------------------------------------
         Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to the exercise thereof and if present at the meeting may withdraw it and vote in person. Attendance at the meeting is limited to stockholders, their proxies and invited guests of the Company.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           OF PARLUX FRAGRANCES, INC.
                           TO BE HELD OCTOBER 12, 2000



This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Parlux Fragrances, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders (the "Annual Meeting") of the Company to be held at the Hilton Ft. Lauderdale Airport Hotel, 1870 Griffin Road, Dania, Florida 33004, on Thursday, October 12, 2000, at 11:00 a.m., or at any adjournment thereof. The Proxy Statement and the form of proxy are being mailed on or about September 1, 2000, to stockholders as of the Record Date.

                    VOTING SECURITIES; PROXIES; REQUIRED VOTE
Voting Securities

The Board of Directors has fixed the close of business on August 25, 2000, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had outstanding 9,969,184 shares of Common Stock, par value $0.01 per share (the "Common Stock"). Only the holders of Common Stock are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote per share. The Company instituted a series of common stock buyback programs in fiscal 1997, and through March 31, 2000, the Company acquired in the open market a total of 7,665,798 shares at a cost of $20,841,230. During the period of April 1, 2000 through August 25, 2000, the Company acquired an additional 312,333 shares, at a cost of $1,142,293. These shares are held as treasury stock, and are not eligible for voting purposes.

Proxies

Mr. Frederick Purches and Mr. Frank Buttacavoli, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Messrs. Purches and Buttacavoli are directors of the Company. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

Required Vote

The holders of at least a majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting. At the Annual Meeting, the vote of a majority in the interest of stockholders present in person or by proxy and entitled to vote thereon is required to elect directors and approve the adoption of the Parlux Fragrances, Inc. Employee Stock Option Plan - 2000.

The election inspectors appointed for the meeting will tabulate the votes in person or by proxy at the Annual Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstention as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for the purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.





                                   PROPOSAL 1:
                       NOMINEES FOR ELECTION AS DIRECTORS

The directors elected at the Annual Meeting will hold office until the next annual meeting and until his/her successor is duly elected and qualified. Unless the proxy specifies otherwise, the person named in the enclosed proxy intends to vote the shares represented by the proxies given to him for the seven nominees listed below.

Messrs. I. Lekach, Buttacavoli, Purches, Vercillo, Z. Lekach, and Gopman are all presently directors of the Company and Ms. Egozi Choukroun has confirmed her desire to become a director. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting.

     Name                       Age      Position
     ----                       ---      --------
     Ilia Lekach                 52      Chairman of the Board and Chief Executive Officer
     Frank A. Buttacavoli        45      Executive Vice President, Chief Operating Officer,
                                         and Chief Financial Officer
     Frederick E. Purches        62      Vice Chairman of the Board
     Zalman Lekach               33      Director
     Albert F. Vercillo          70      Director
     Glenn Gopman                44      Director
     Esther Egozi Choukroun      38      Director Nominee

Ilia Lekach is Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Lekach became a director of the Company in November 1987 and resigned in November 1988. He was re-elected to the Board of Directors in February 1989. Mr. Lekach assumed the position of Chairman of the Board of the Company in November of 1990 and Chief Executive Officer of the Company in December 1993. Prior to resigning in April 1994, he was Chairman of the Board of Directors and CEO of Perfumania, Inc. ("Perfumania"), a related public company based in Miami, Florida, and a leading specialty retailer of fragrances with approximately 290 retail outlets in manufactures' outlet malls and regional malls. Perfumania also maintains a wholesale operation supplying fragrances and other beauty related items to customers in North America and internationally. In October 1998, Mr. Lekach reassumed the position of Chairman and Chief Executive Officer for Perfumania, and continued to hold this position in both companies. In February 2000, Perfumania became a wholly-owned subsidiary of E Com Ventures, Inc. ("ECMV"), whereby Mr. Lekach relinquished his executive positions in Perfumania, and became Chairman and Chief Executive Officer of ECMV.

Frank A. Buttacavoli, a Certified Public Accountant, has been Vice President and Chief Financial Officer of the Company since April 1993, and a director of the Company since March 1993. From July 1979 through June 1992, Mr. Buttacavoli was employed by Price Waterhouse, and was a Senior Manager from July 1987 to June 1992. From July 1992 through March 1993, he provided financial consulting services to the Company. In June 1996, Mr. Buttacavoli was promoted to Executive Vice President, and in October 1999, he assumed the additional responsibilities of Chief Operating Officer.

Frederick E. Purches has been a director of the Company since its formation in July 1984. He has been engaged in the cosmetic/fragrance business for over 30 years in various executive capacities with Helena Rubinstein, Inc. and Revlon, Inc. From 1980 through 1988, he was President of Helena Rubinstein, Inc. He resigned from the latter position in 1989 to take a more active role in the direction of the Company's operations. In November of 1990, Mr. Purches resigned as Chairman of the Board in favor of Mr. Lekach, and Mr. Purches assumed the new position of Vice Chairman of the Board.

Zalman Lekach became a director and an executive in Parlux, S.A., the Company's French subsidiary, in May 1990. In May 1993, he resigned his executive position and owned and operated a company exporting foods and health/beauty aids to South America. In January of 1995, he rejoined the Company as its Chief Operating Officer and a director. In June 1996, Mr. Zalman Lekach also assumed the position of President. In January 1999, Mr. Zalman Lekach resigned his position as President and Chief Operating Officer to pursue opportunities unrelated to the fragrance field. He remains a director. Messrs. Ilia Lekach and Zalman Lekach are brothers.

Albert F. Vercillo has been a director of the Company since May 1989. Mr. Vercillo is President of Cambridge Development Corporation and President of Schiaparelli, Inc. The companies are privately-held companies engaged in providing administrative and business services, licensing and the distribution of various products since April 1981.

Glenn Gopman has been a director of the Company since October 1995. Since January 2000, Mr. Gopman has been a partner in the public accounting firm of Rachlin Cohen & Holtz LLP, and prior to that, he was a principal shareholder in the public accounting firm of Thaw, Gopman and Associates. He is a member of the American and Florida Institutes of Certified Public Accountants and actively participates in community activities.

Esther Egozi Choukroun is being nominated for director to succeed Ms. Mayi de la Vega who is not seeking reelection due to increased time commitments of her real estate activities. Ms. Egozi Choukroun was employed by Banque Nationale de Paris, Miami, from January 1984 through December 1996, and was the Deputy General Manager from January 1988 through December 1996. From March 1997 through July 1998, she was Director of

International Philanthropy at the Mount Sinai Medical Center Foundation, and she is currently Executive Director of the Women's International Zionist Organization for Florida.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

In fiscal year 2000, there were seven meetings of the Board of Directors (including regularly scheduled and special meetings), three of which were conducted by teleconference. Mr. Zalman Lekach and Ms. Mayi de la Vega attended less than 70% of the meetings of the Board in fiscal 2000 due to conflicting business schedules.

The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. The Board of Directors does not have a Nominating Committee.

Audit Committee

The Audit Committee recommends the appointment of a firm of independent public accountants to audit the Company's financial statements, as well as reviews the scope, purpose and type of audit services to be performed by the external auditors, and the findings and recommendations thereof. The Audit Committee presently is composed of Messrs. Gopman and Vercillo and Ms. de la Vega. If elected, Ms. Egozi Choukroun would replace Ms. de la Vega on this committee. The Audit Committee held five meetings in fiscal year 2000.

The Audit Committee has reviewed the findings and recommendations made by PricewaterhouseCoopers LLP in connection with their independent audit of the Company's financial statements for the fiscal year ended March 31, 2000. The Audit Committee was advised that no difficulties or disputes with management were encountered during the course of their audit. The Audit Committee is not aware of any matters which may have a material affect on the Company's performance as reported. The Audit Committee is currently reviewing proposals to select a successor independent certified public accounting firm to replace PricewaterhouseCoopers LLP for the fiscal year ending March 31, 2001.

Compensation Committee

The duties of the Compensation Committee are to make recommendations to the Board of Directors concerning the salaries of the Company's officers and to advise and act for the Board of Directors on other compensation matters. The Compensation Committee is presently composed of Messrs. Purches and Gopman and Ms. de la Vega. If elected, Ms. Egozi Choukroun would replace Ms. de la Vega on this committee. The Compensation Committee held four meetings in fiscal year 2000.

                             EXECUTIVE COMPENSATION

The Company effected a two-for-one stock split in the form of a dividend to shareholders of record as of November 3, 1995. All common stock and warrant information contained in this proxy statement has been restated to reflect the stock split. The words "warrant" and "option" have the same meaning herein, and are used interchangeably.

The following table sets forth information with respect to compensation paid by the Company for services to the Company during the fiscal year ended March 31, 2000 and for the two prior fiscal years for (i) the Company's Chief Executive Officer and (ii) the Company's most highly compensated executive officers other than the Chief Executive Officer (collectively the "Named Executive Officers") whose base compensation and bonus exceeded $100,000 during the fiscal year ended March 31, 2000.

                                     TABLE I
                           SUMMARY COMPENSATION TABLE

                     Annual Compensation                                  Long-Term Compensation
----------------------------------------------------------------------------------------------------------
                                                                                                 Awards
----------------------------------------------------------------------------------------------------------
                                                                                               Securities
Name and Principal                                                             Other           Underlying
Positions                   Fiscal Year      Salary ($)       Bonus ($)    Compensation($)(1)  Options(#)
----------------------------------------------------------------------------------------------------------
Ilia Lekach;                    1998           260,000                0          6,000                 0
    Chairman                    1999           260,000           39,000              0         1,000,000
    and CEO                     2000           260,000           65,000              0                 0



                                       4

Frank Buttacavoli;              1998           180,000                0          3,461                 0
    Executive Vice              1999           180,000           27,000              0                 0
    President, COO/CFO          2000           205,000           51,250              0                 0

(1) No executive officer named in the table received any other compensation in an amount in excess of the lesser of either $50,000 or 10% of the total annual salary and bonus reported for him in the two preceding columns for the periods covered by this table.

                                    TABLE II
   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

The following table shows stock options exercised by each of the Named Executives during fiscal 2000, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of fiscal year-end, and the values for unexercised options.

                                                                                             Value of Unexercised
                                                                Number of Unexercised       In-The-Money Options At
                                                             Options at March 31, 2000          March 31, 2000(2)
                                  Shares                     -------------------------      -------------------------
                                Acquired On       Value
Name                             Exercise      Realized(1)   Exercisable   Unexercisable   Exercisable  Unexercisable
---------------------------------------------------------------------------------------------------------------------
Ilia Lekach                          0            $0          1,420,000          0          $892,500         $0
Frank Buttacavoli                    0             0            188,000          0           493,500          0

(1) Based on the difference between the closing market price for Common Stock on the date of exercise of the option and the option exercise price. The above valuation may not reflect the actual value of exercised options as the value of exercised options will fluctuate with market activity.

(2) Based on the difference between the closing market price on March 31, 2000, for Common Stock, which was $4.125 per share, and the option exercise price. The above valuation may not reflect the actual value of unexercised options as the value of unexercised options will fluctuate with market activity.



                      EMPLOYMENT AND CONSULTING AGREEMENTS

As of April 1, 2000, the Company entered into a three-year employment agreement with Mr. Ilia Lekach, Chairman and Chief Executive Officer, which called for an annual base salary of $350,000, with annual increases at the discretion of the Board. There were 150,000 warrants granted with the agreement which are exercisable to the extent of 50,000 at the conclusion of each fiscal year. In the event of a change in control, the agreement calls for the remaining monies and warrants due under the agreement to be doubled.

As of April 1, 2000, the Company entered into a three-year employment agreement with Mr. Frank A. Buttacavoli, Executive Vice President, Chief Operating Officer and Chief Financial Officer, which called for an annual base salary of $250,000 with annual increases at the discretion of the Chief Executive Officer. There were 60,000 warrants granted with the agreement which are exercisable to the extent of 20,000 at the conclusion of each fiscal year. In the event of a change in control, the agreement calls for the remaining monies and warrants due under the agreement to be doubled.

As of April 1, 2000, the Company entered into a three-year consulting agreement with Cosmix, Inc., a company owned by Mr. Frederick Purches, the Vice Chairman of the Board, which provides for annual payments of $100,000. The agreement calls for Mr. Purches to assist the Company in the areas of banking, Securities and Exchange Commission and stockholder relations, financial planning, assessment and coordination of acquisitions and divestitures, and any other similar activities which may be assigned by the Board of Directors. Mr. Purches receives certain insurance benefits as part of his agreement, and in the event of a change in control, the agreement calls for the remaining monies due under the agreement to be doubled. There were 30,000 warrants granted with the agreement which are exercisable to the extent of 10,000 at the conclusion of each fiscal year.

As of April 1, 2000, the Company entered into a three-year consulting agreement commencing on June 1, 2000, with the Cambridge Development Corporation, a company owned by Mr. Albert F. Vercillo, director of the Company, which provides for annual payments of $96,200. The agreement calls for Mr. Vercillo to assist the Company in the areas of U.S. and international financial analysis and planning. Mr. Vercillo receives certain insurance benefits as part of the agreement, and in the event of a change in control, the agreement calls for the remaining monies due under the agreement to be doubled. There were 30,000 warrants granted with the agreement which are exercisable to the extent of 10,000 at the conclusion of each fiscal year.

                              DIRECTOR COMPENSATION

The Company compensates outside (non-employee/consultant) members of the Board of Directors for their activities as directors of the Company, at an annual rate of $10,000, and awards 10,000 options annually on the anniversary date of each directors election, at the closing price on such day as reported by the NASDAQ National Market. Additionally, outside directors serving on the Audit Committee are compensated at the annual rate of $4,000 with the Chairman of the Audit Committee receiving $6,000 annually.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Company's executive compensation program is administered by the Compensation Committee of the Board (The "Compensation Committee"). The Company's executive compensation program is structured to achieve the Company's goals as they relate to maximizing corporate performance and stockholder return. In general, executive compensation is made up of annual salaries, incentive bonuses and option grants. The Board of Directors believes that total compensation should increase or decrease with Company performance; as such, incentive bonuses and option grants constitute a portion of executive compensation to help align executive and stockholder interests. The Board of Directors believes that compensation should attract, motivate and retain executive talent to improve the Company's performance and therefore increase shareholder returns.
In addition to base salaries and option grants, the Compensation Committee may elect to award incentive bonuses as part of total compensation to executive officers who have rendered services during the year that substantially exceed those normally required or anticipated. These bonuses are intended to reflect the Compensation Committee's determination to reward any executive who, through extraordinary effort, has substantially benefited the Company and its stockholders during the year.

In January of 1996, the Compensation Committee modified the then existing employment agreements with Messrs. I. Lekach, and Buttacavoli and issued warrant agreements to double the warrants specified in their respective employment contracts extending through March 31, 2000, in the event of sale of or a change in control in the Company. These warrant agreements extend through March 31, 2004.

Compensation Deductible under Section 162(m) of the Internal Revenue Code

On August 10, 1993, the Revenue Reconciliation Act of 1993 was enacted which amended the Internal Revenue Code of 1986, as amended, by adding Section 162(m) which eliminates the deductibility of most cash and non-cash compensation over $1 million paid to certain "covered employees" (which generally is defined as a corporation's chief executive officer and the four other highest compensated employees). Contributions to qualified plans, items excluded from the employee's gross income, compensation paid pursuant to a binding agreement entered into on or before February 17, 1993, commission-based compensation, and certain "performance-based" compensation are types of remuneration that are not affected by the deduction limitation.

During the fiscal year ended March 31, 2000, none of the Named Executive Officers received total compensation in excess of $1 million. However, it is possible that in future years some portion of the compensation paid to the Company's chief executive officer and its two highest compensated employees will not be tax deductible under Section 162(m). When the compensation of any of the Company's affected executives becomes closer to the $1 million deduction limitation, the Compensation Committee plans to consider the requirements of
Section 162(m) and decide what actions, if any, will be taken when setting the compensation levels for these executives.

Compensation Committee
Frederick Purches, Chairman
Glenn Gopman
Mayi de la Vega

                 STOCKHOLDER RETURN PERFORMANCE: FIVE YEAR GRAPH

Set forth below is a line graph comparing the cumulative total return on the Common Stock with the cumulative total return of the Standard and Poors 500 Index, and the Standard and Poors Personal Care Segment Index for the fiscal years of 1995 through 2000.

                            [STANDARD & POOR'S GRAPH]


                          Total Return To Shareholder's
                         (Dividends reinvested monthly)


                                                                               ANNUAL RETURN PERCENTAGE
                                                                                      Years Ending

              Company / Index                                     Mar 96       Mar 97      Mar 98       Mar 99     Mar 00
              ------------------------------------------------------------------------------------------------------------
              PARLUX FRAGRANCES INC                               169.43      -80.31       -32.05      -16.97      200.00
              S&P 500 INDEX                                        32.00       19.79        48.00       18.46       17.94
              PERSONAL CARE-500                                    24.35       35.20        61.64        3.46      -35.26



                                                                                    INDEXED RETURNS
                                                   Base                               Years Ending
                                                  Period
              Company / Index                     Mar 95          Mar 96      Mar 97       Mar 98      Mar 99      Mar 00
              ------------------------------------------------------------------------------------------------------------
              PARLUX FRAGRANCES INC                 100           269.43       53.06        36.05       29.94       89.81
              S&P 500 INDEX                         100           132.00      158.12       234.02      277.22      326.96
              PERSONAL CARE-500                     100           124.35      168.12       271.74      281.13      181.99

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date certain information with respect to the number of shares of Common Stock beneficially owned by (i) each director of the Company who beneficially owns Common Stock, (ii) the Company's chief executive officer and the other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 during fiscal 2000, (iii) all directors and executive officers of the Company as a group and
(iv) based on information available to the Company and a review of statements filed with the SEC pursuant to Section 13(d) and 13(g) of the Securities Act of 1934, as amended (the "Exchange Act"), each person or entity that beneficially owns (directly or together with affiliates) more than 5% of the Common Stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.

                                                            Common Stock               Percentage
Directors and Executive Officers:                      Beneficially Owned (1)         Ownership (1)
Ilia Lekach (2)                                               2,930,648                   25.7%
Zalman Lekach (3)                                               299,000                    2.9%
Frank A. Buttacavoli (4)                                        200,000                    2.0%
Frederick Purches  (5)                                          105,000                    1.1%
Albert F. Vercillo  (6)                                         100,000                    1.0%
Glenn Gopman (7)                                                 18,000                     .2%
Mayi de la Vega (8)                                              16,000                     .2%
All Directors and Officers as a Group (7 Persons)             3,668,648                   31.0%

Other Principal Stockholders:
Pacific Investment Group (9)                                  1,221,260                   12.3%
North Shore Associates, L.P. (10)                             1,031,600                   10.4%
Dimensional Fund Advisors Inc. (11)                             880,400                    8.8%
Zouheir Beidoun (12)                                            753,000                    7.6%

(1) Calculated pursuant to Rule 13d-3 of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of the Record Date, the Company had 9,969,184 shares of Common Stock outstanding.
(2)  Consists of (a) 289,388 shares owned jointly by Mr. Lekach and his wife,
     (b) 1,221,260 shares owned or controlled by Pacific Investment Group Inc., a corporation owned by Mr. Lekach, (c) immediately exercisable warrants to purchase 420,000 shares of Common Stock issued to Mr. Lekach pursuant to his prior employment agreement, and (d) immediately exercisable warrants to purchase 1,000,000 shares of Common Stock granted by the Compensation Committee in January 1999. The address of Mr. Lekach is 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
(3) Includes immediately exercisable warrants to purchase 180,000 shares of Common Stock issued to Mr. Zalman Lekach pursuant to his prior employment agreement.
(4) Includes immediately exercisable warrants to purchase 188,000 shares of Common Stock issued to Mr. Buttacavoli pursuant to his prior employment agreement.
(5) Includes immediately exercisable warrants for 30,000 shares of Common Stock issued in connection with Mr. Purches' prior consulting agreement.
(6) Includes immediately exercisable warrants for 30,000 shares of Common Stock issued in connection with Mr. Vercillo's prior consulting agreement.
(7) Includes immediately exercisable warrants to purchase 16,000 shares of Common Stock.
(8) Includes immediately exercisable warrants to purchase 16,000 shares of Common Stock.
(9) Address is c/o Mr. Ilia Lekach, 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
(10) Address is c/o North Country Capital Corp., 980 North Federal Highway, Suite 310A, Boca Raton, FL 33432.
(11) Address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(12) Address is Jaber Al Mubarak St., A-Nifissital Khatrash Building, P.O.
     Box 3430, Safat, 13035, Kuwait.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of March 31, 2000, the Company had loaned a total of approximately $875,000 ($390,000 at March 31, 1999) to its Chairman/CEO, Mr. Ilia Lekach, which is recorded as a component of stockholders' equity in the accompanying consolidated balance sheets. All of the notes bear interest at 10% per annum, and unless indicated, are not collateralized. In February 2000, the Company received a payment on the notes in the amount of $182,764, representing interest due through December 31, 1999, and a $139,287 principal reduction. The balance of the remaining notes originally due December 31, 1999, were extended to May 31, 2000. All of the notes have subsequently been refinanced under a master note in the amount of $875,000, which bears interest at 10% per annum, is unsecured and matures on March 31, 2001.

The Company had net sales of $30,426,952, $22,527,451 and $21,939,235 during the fiscal years ended March 31, 2000, 1999 and 1998, respectively, to Perfumania, Inc. ("Perfumania"), a wholly-owned subsidiary of E Com Ventures, Inc. ("ECMV"), a company in which the Company's Chairman and Chief Executive Officer has an ownership interest and holds identical management positions. Net trade accounts receivable and note receivable owed by Perfumania to the Company amounted to $9,561,550 and $2,500,000, respectively, (after giving effect to the stock transaction discussed below) at March 31, 2000 and trade accounts receivable of $18,258,313 at March 31, 1999. Amounts due from related parties are non-interest bearing and are realizable in less than one year, except for the subordinated note receivable discussed below.

During the period from April 1, 1999 through March 31, 2000, the Company collected $32.1 million from Perfumania, including 100% of the total of the outstanding receivable at March 31, 1999, excluding the effect of the stock transaction discussed below.

On July 1, 1999, Perfumania and the Company's Board of Directors approved the transfer of 1,512,406 shares of Perfumania treasury stock to the Company in consideration for a partial reduction of the outstanding trade receivable balance in the amount of $4,506,970. The transfer price was based on a per share price of $2.98, which approximated 90% of the closing price of Perfumania's common stock for the previous 20 business days. (In accordance with generally accepted accounting principles, these securities are considered available-for-sale securities and must be recorded at fair value. Changes in unrealized gains and losses are charged or credited as a component of accumulated other comprehensive income, net of tax, and are included in the accompanying consolidated statement of changes in stockholders' equity at March 31, 2000). In connection with the agreement for the transfer of the shares, the parties executed a registration rights agreement whereby the Company would be able to demand registration of the shares with the Securities and Exchange Commission at any time after February 29, 2000. Both agreements were consummated on August 31, 1999, and the demand registration was requested on March 3, 2000. Effective February 1, 2000, E Com Ventures, Inc. ("ECMV") was formed as a holding company and, accordingly, former Perfumania shareholders now hold common stock in ECMV. A registration statement was filed by ECMV during April 2000. As of June 30, 2000, the fair market value of the investment in ECMV is $3,886,883 ($2.57 per share).

In addition, on October 4, 1999, the parties entered into an agreement which converted $8 million of the outstanding trade receivable into a secured note receivable subordinated to ECMV's $40 million line of credit with General Motors Credit Corporation. The note bears interest at prime plus one percent and is repayable in installments of $3,000,000 in October 1999, six equal monthly installments of $500,000 from November 1999 through April 2000, with the balance of $2,000,000 due on May 31, 2000. As of March 31, 2000, $5,500,000 of the note receivable had been repaid in accordance with its terms.

During the period of April 1, 2000 through June 30, 2000, the Company received cash payments of $4.7 million from Perfumania, including the April installment due under the note receivable, as well as the interest payment for May 2000, due under the note.

On June 1, 2000, the parties entered into a new subordinated $5 million note agreement which refinanced the remaining $2 million under the October 4, 1999 note, as well as converted $3 million of the outstanding trade receivable due from Perfumania to the Company. The new note is repayable in six equal monthly installments of $500,000, plus interest, from June 2000 through November 2000, with the balance of $2 million due on December 31, 2000. The terms and conditions of the new note are identical to the October 4, 1999 note.

As indicated in various public press releases, Perfumania has reported both aggregate and comparative store sales increases for each of the months during the period February 1999 through May 2000. In addition, during September 1999, its subsidiary, perfumania.com, successfully completed a public offering in which Perfumania also sold one million of its perfumania.com shares, subsequently selling an additional two million shares and five hundred fifty thousand shares in January 2000 and May 2000, respectively, generating over $25 million in cash from the three transactions. Additionally, during May 2000, Perfumania entered into a new $40 million line of credit agreement with General Motors Commercial Credit Corporation. Based on the factors described above, management believes that the receivable from Perfumania is fully collectible.

In October 1999, the Company purchased, in the open market, 250,000 shares of perfumania.com common stock for $1,735,005. These shares were sold during November 1999, resulting in a gain of $541,013, which is included in the accompanying consolidated statement of operations for the fiscal year ended March 31, 2000.

                                 PROPOSAL NO. 2:
                       APPROVAL OF PARLUX FRAGRANCES, INC.
                        EMPLOYEE STOCK OPTION PLAN - 2000

A proposal will be presented at the annual meeting to approve the Parlux Fragrances, Inc. Employee Stock Option Plan - 2000 (the "Plan") which was adopted by the Board of Directors on June 7, 2000 subject to stockholder approval. A summary of the material provisions of the Plan is set forth below and is qualified in its entirety by reference to the Plan as set forth in Annex I hereto.

Purpose. Incentive stock options and non-qualified stock options may be awarded under the Plan for the purpose of enhancing the Company's ability to attract, retain and motivate employees who are not executive officers or directors of the Company by providing such employees with an opportunity to acquire an equity interest in the Company. The Board of Directors believes that stock options will enable the targeted employees to share in the success of the Company and, as an alternative to additional cash compensation, conserve the Company's working capital.

Shares Subject to the Plan. Subject to adjustment in the event of certain transactions involving the Company, the Plan reserves up to 250,000 shares of Common Stock for issuance. The maximum number of incentive stock options that may be awarded under the Plan is 250,000. No more than 100,000 shares of Common Stock may be issued for options granted to any one individual in any one-calendar-year period. Any shares allocated to non-qualified stock options which are forfeited, surrendered, terminated or canceled may again become subject to awards under the Plan.

Who May Participate in the Plan. Employees of the Company who are not executive officers or directors of the Company are eligible to receive awards under the Plan (collectively, the "Participants"). The Board or a committee designated by the Board will determine which eligible employees will be granted options, the number of shares to be optioned and other terms and conditions applicable to the grants. Because awards are granted at the discretion of the Board or a committee designated by the Board, the Company is unable to determine the benefits or amounts that may be received or allocated under the Plan to the Participants.

As of the Record Date, approximately 120 employees would be qualified to receive awards under the Plan.

Administration. The Plan will be administered by the Board. Subject to the provisions of the Plan, the Board will have all powers with respect to the administration and operation of the Plan, including without limitation, full power and authority to interpret the provisions of the Plan and any option agreement executed thereunder and to resolve all questions arising under the Plan. The Board may delegate any and all of its responsibilities under the Plan to a committee.

Exercise of Awards; Exercise Price; Termination of Awards. Awards granted pursuant to the Plan may be evidenced by option agreements in such form as the Board may from time to time establish. The terms and conditions of each option grant will be established at the sole discretion of the Board at the time of grant; provided, however, that the purchase price of a share of Common Stock under an option shall not be less than the fair market value (as determined by the Board) of a share of Common Stock on the date the option is granted. Incentive stock options awarded to persons who own more than 10% of the voting power of the Company shall have an exercise price of at least 110% of the fair market value of a share of Common Stock on the date the option is granted. Generally, options granted under the Plan will vest at a rate of 25% on the first anniversary of the date of grant, 50% on the second anniversary of the date of grant and 100% on the third anniversary of the date of grant, but the Board reserves the right to provide for a different vesting schedule subject to the terms of the Plan.

An award may be exercised in whole or in part (but for the purchase of whole shares only) from time to time by written notice to the Secretary of the Company which states the number of shares being exercised. The full purchase price of each share of Common Stock purchased upon the exercise of a stock option shall be paid at the time of exercise. Except as otherwise determined by the Board, the purchase price shall be payable in cash or in stock acceptable to the Board (valued at fair market value as of the day of exercise), or in any combination thereof. Subject to the terms of an option agreement executed by the holder, a Participant may also elect to pay the purchase price upon the exercise of an option by following a cashless exercise procedure.

An award expires on the earlier of (a) the date established by the Board at the time of grant or (b) 10 years from the date of grant (the "Expiration Date"). Incentive stock options awarded to an individual who owns more then 10% of the voting power of the Company will expire no later than 5 years from the date of grant. Generally, if the employment of a Participant terminates for any reason, his non-vested options shall terminate and his vested options shall be exercisable no later than the earlier of (a) the date which is 90 days after such termination or (b) the Expiration Date.

As of August 24, 2000, the last trading day prior to the printing of this Proxy Statement, the closing price of the Common Stock on the NASDAQ National Market
was $         per share.

Duration of the Plan; Settlement; Amendment; Certain Transactions. The Plan will remain in effect until all awards have either been satisfied by the issuance of Common Stock or the payment of cash, or the awards have been terminated in accordance with the Plan or the related option agreement. The Board may in its discretion settle any obligation pursuant to an option with either shares of Common Stock or cash, or a combination thereof. The Board may, at any time, amend, suspend or terminate the Plan or any award outstanding under the Plan; provided, however, that no such amendment, suspension or termination shall (i) be made without stockholder approval to the extent such approval is required by law or (ii) alter or impair the rights of holders with respect to awards previously made under the Plan. No options may be granted under the Plan after the 10-year anniversary of its effective date which, subject to shareholder approval, will be June 7, 2000.

If the Common Stock is changed by reason of a stock dividend, stock split, spin-off, recapitalization or other similar change, the Board, in its discretion, will make such equitable adjustments in the type and number of shares which are or may be awarded under the Plan and the terms and number of outstanding awards (including the number of shares and price at which such shares may be issued) if it determines such adjustments are necessary to preserve the benefit of the award for the Participant and the Company.

Assignment; Death of Holder. During the lifetime of a holder, an award will be exercisable only by the holder and will not be assignable or transferable. If the holder dies, his or her award may be transferred by will or by the applicable laws of descent and distribution.

Registration under the Securities Act. Upon stockholder adoption of the Plan, the Company intends to file with the Securities and Exchange Commission a Registration Statement on Form S-8 to register under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock reserved for issuance under the Plan. As long as the Company's Registration Statement for the Plan remains effective, Participants will be able to transfer or sell their shares of Common Stock acquired upon exercise without restriction, unless the Participant is in a "control" relationship with the Company, in which case such Participant will be able to only offer or sell their shares of Common Stock pursuant to Rule 144 promulgated under the Securities Act or another exemption from the registration requirements of the Securities Act.

Federal Income Tax Consequences. The following summarizes the effect of Federal income taxation upon the Participant and the Company with respect to stock options granted under the Plan. The summary does not purport to be complete and reference should be made to the applicable provisions of the Internal Revenue Code of 1986, as amended. In addition, this summary does not discuss the income tax laws of any municipality, state or foreign country in which a Participant may reside.

The grant of a non-qualified option will not result in taxable income to the Participant. Except as described below, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock acquired over the exercise price for those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such Common Stock equal to the fair market value of the shares at the time of exercise.

The grant of an incentive stock option will not result in taxable income to the Participant. The exercise of an incentive stock option will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the Common Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the Participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the Participant's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the Participant will have a basis in those shares equal to the fair market value of the Common Stock at the time of exercise.

If the Participant does not sell or otherwise dispose of the Common Stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such Common Stock to the Participant, then, upon disposition of such Common Stock, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain, and the Company will not be entitled to a corresponding deduction for Federal income tax purposes. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the Participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Withholding of Taxes. The Company may withhold amounts from a Participant to satisfy withholding tax requirements. To the extent permitted by the Board, a Participant may have shares of Common Stock withheld from an award or may tender shares of Common Stock to the Company to satisfy withholding tax requirements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTING THE PARLUX FRAGRANCES, INC. EMPLOYEE STOCK OPTION PLAN - 2000

                              EXPENSE SOLICITATION

The cost of soliciting proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail. Georgeson Shareholder Communications Corporation, New York, New York, has been retained to assist in the distribution of proxies at an estimated fee of $7,000, plus expenses. Directors, officers and regular employees of the Company may also solicit proxies personally, by telephone or telefax. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

                PROPOSALS OF STOCKHOLDERS FOR 2001 ANNUAL MEETING

Stockholders of the Company who intend to present a proposal for action at the 2001 Annual Meeting of Stockholders of the Company, must notify the Company's management of such intention by notice received at the Company's principal executive offices no later than May 18, 2001 for such proposal to be included in the Company's proxy statement and form of proxy relating to such meeting.

                              FINANCIAL STATEMENTS

The Company's Annual Report to Stockholders for the year ended March 31, 2000 is being delivered with the Proxy to the Company's stockholders. Also accompanying this Notice of Annual Meeting and Proxy Statement is a copy of the Company's quarterly report on Form 10-Q for the three-month period ended June 30, 2000, which contains financial information for that period.

                                  OTHER MATTERS

The Board knows of no matters that are expected to be presented for consideration at the Annual Meeting which are not described herein. However, if other matters properly come before the meeting, it is intended that the person named in the accompanying proxy will vote thereon in accordance with his best judgment.

       PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.


Fort Lauderdale, FL                     By order of the Board of Directors
August  25, 2000



                                        /s/ Ilia Lekach
                                        ---------------
                                        Ilia Lekach
                                        Chairman of the Board and CEO

                                     ANNEX A
                             PARLUX FRAGRANCES, INC.
                        EMPLOYEE STOCK OPTION PLAN - 2000

                                    Section 1
                                     Purpose
                                     -------

The purpose of this Parlux Fragrances, Inc. Employee Stock Option Plan - 2000 (the "Plan") is to increase shareholder value and to advance the interests of Parlux Fragrances, Inc. and any subsidiary thereof (the "Company") by awarding equity incentives designed to attract, retain and motivate employees who are not officers or directors of the Company.
                                    Section 2
                                 Administration
                                 --------------

2.1. Administration by Board. The authority to manage and control the operation and administration of the Plan shall be vested in the Company's Board of Directors (the "Board"). Except to the extent prohibited by applicable law or the rules of any stock exchange, the Board may, in its sole discretion, delegate any or all responsibilities and powers reserved to it under the terms of the Plan to a committee (the "Committee"). Any such allocation or delegation may be revoked by the Board at any time.

2.2. Authority. Subject to the provisions of the Plan, the Board shall have the authority to (a) manage and control the operation of the Plan, (b) interpret and construe the provisions of the Plan, and prescribe, amend and rescind rules and regulations relating to the Plan, (c) make awards under the Plan, in such amounts and subject to such terms, restrictions, limitations and conditions as it deems appropriate, (d) determine the type of awards, (e) prescribe the form of agreement, certificate or other instrument evidencing any award under the Plan, (f) correct any defect or omission and reconcile any inconsistency in the Plan or in any award hereunder, and (g) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of the Plan, and (h) subject to the restrictions imposed by
Section 6.7, cancel or suspend awards. Any interpretation of the Plan by the Board (or the Committee, if applicable) and any decision made by the Board (or the Committee, if applicable) on any matter within its discretion is final and binding on all persons. No member of the Board or the Committee shall be liable for any action or determination made with respect to the Plan.

                                    Section 3
                           Shares Subject to the Plan
                           --------------------------

3.1. Number of Shares Reserved. Subject to adjustment in accordance with subsection 3.2, the number of shares of common stock of the Company ("Common Stock") with respect to which options may be granted under the Plan shall not exceed 250,000 shares in the aggregate. Such shares may be either authorized and unissued shares, treasury shares or a combination thereof, as the Board may determine. The number of shares related to awards that are forfeited, surrendered, terminated or canceled or are not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation shall again be available for additional awards under the Plan unless the Plan shall have terminated.

3.2. Adjustments to Number of Shares. Subject to the following provisions of this subsection 3.2, in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, split, spin-off, recapitalization or other similar change, the type and number of shares of stock which are or may be subject to awards under the Plan and the terms and the number of outstanding awards (including the number of shares and price at which shares of stock may be issued pursuant to an outstanding award) shall be equitably adjusted by the Board in its discretion to the extent the Board determines that such adjustment is necessary to preserve the benefit of the award for the Participant and the Company.

                                    Section 4
                                  Participation
                                  -------------

Subject to the terms and conditions of the Plan, employees of the Company who are not officers or directors of the Company shall be eligible to receive awards under the Plan ("Participants").

                                    Section 5
                                  Stock Options
                                  -------------

5.1. Award of Stock Options. Subject to the terms and conditions of the Plan, the Board shall determine the number, type and terms of the options to be awarded to each Participant under the Plan. Any option granted under this Plan may be either an incentive stock option (an "ISO") or a non-qualified option (an "NQO"), as determined in the discretion of the Board. An ISO is an option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An "NQO" is an option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code. To the extent that the aggregate fair market value (determined at the time of grant) of shares of Common Stock with respect to which ISOs are exercisable for the first time by the Participant during the calendar year under all plans of the Company exceeds $100,000, the options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NQOs. It should be understood that there is no assurance that an option designated as an ISO will, in fact, be treated as an ISO. In the event that an option is designated as an ISO does not qualify as an "incentive stock option" under section 422(b) of the Code, then the option shall be deemed to be a NQO. Subject to subsection 3.2, the number of ISOs that may be awarded under the Plan is 250,000. Subject to subsection 3.2, the maximum number of shares that may be covered by options granted to any one individual under the Plan shall be 100,000 shares during any one calendar-year period.

5.2. Option Price. The exercise price per share for any option awarded under the Plan shall be determined by the Board, but in no event shall the exercise price be less than the fair market value (as determined by the Board) of a share of Common Stock on the date the option is awarded; provided that, with respect to ISOs granted to Participants who own more than ten percent of the total combined voting power of all classes of stock of the Company or its parent, in no event shall the exercise price be less than one hundred and ten percent (110%) of the fair market value (as determined by the Board) of a share of Common Stock on the date the option is awarded.

5.3. Option Expiration Date. All rights to purchase shares of Common Stock pursuant to an option shall cease as of the date, if any, established by the Board at the time of the award, but in no event later than the date which is ten years after the date on which the option is awarded (the "Expiration Date"). Unless provided otherwise by the Board, if the employment of a Participant terminates for any reason, his non-vested options shall terminate and his vested options shall be exercisable no later than the earlier of the date which is 90 days after the Participant's termination of employment, or the option's Expiration Date.

5.4. Vesting. Unless determined otherwise by the Board at the time an option is awarded, each option awarded under the Plan shall become exercisable with respect to 1/4 of the shares subject to option on the first anniversary of the award date, with respect to 1/2 of the shares subject to option on the second anniversary of the award date and with respect to all of the shares subject to option on the third anniversary of the award date. Notwithstanding the preceding sentence, the Board may, in its sole discretion, accelerate the vesting of an option awarded under the Plan.

5.5.  Manner of Exercise.

         (a) An option may be exercised by a Participant (or, in the event of his death, by the person or persons to whom that right passes by will or by the laws of descent and distribution) as to all or any portion of the shares of Common Stock then exercisable under such option by giving written notice to the Secretary of the Company at the principal executive offices of the Company prior to the option's Expiration Date; provided, however, that an option may only be exercised with respect to whole shares of Common Stock. Such notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by payment of the option price for such shares in such form and manner as the Committee may from time to time approve. The Option Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of stock acceptable to the Board, and valued at fair market value as of the day of exercise, or in any combination thereof, as determined by the Board.

         (b) Notwithstanding paragraph 5.5(a), a Participant may elect to pay the purchase price upon the exercise of an option through the following cashless exercise procedures: The Participant shall notify the Secretary of the Company of the intent to exercise. Written instructions will then be prepared and delivered to the Company and the broker indicating the Participant's cashless exercise election and instructing the Company to deliver to the broker the Common Stock issuable upon exercise. The exercise of the option will be executed on the same day that the broker is able to sell the Common Stock. The broker will then withhold from the sale proceeds and deliver to the Company an amount, in cash, equal to the option exercise price. An additional amount for federal and state tax withholdings may also be withheld and delivered to the Company at the Participant's election.

5.6. Settlement of Options. The obligation to make payments and distributions with respect to options may be satisfied through cash payments, the delivery of shares of Common Stock or combination thereof as the Board shall determine. Satisfaction of any such obligations under an option, which is sometimes referred to as "settlement" of the option, may be subject to such conditions, restrictions and contingencies as the Board shall determine.

                                    Section 6
                                     General
                                     -------

6.1. Effective Date and Duration. Subject to the approval of the shareholders of the Company at the Company's 2000 annual meeting of its shareholders, the Plan shall be effective as of June 7, 2000 (the "Effective Date"), provided, however, that to the extent that options are granted under the Plan prior to its approval by shareholders, the options shall be contingent on approval of the Plan by the shareholders of the Company at such annual meeting. The Plan shall remain in effect until all awards made under the Plan have been satisfied by the issuance of shares of Common Stock or the payment of cash, or have terminated in accordance with the terms of the Plan or the award, provided however, that no options may be granted under the Plan after the ten-year anniversary of the Effective Date.

6.2. Agreements Evidencing Awards. At the time of an award, the Board may require a Participant to enter into an agreement with the Company in a form specified by the Board agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Board may in its discretion prescribe.

6.3. Non-transferability. Except as may be otherwise permitted by the Board, no award under the Plan may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder's death, by will or the laws of descent and distribution), and the Company shall not be required to recognize any attempted assignment of such rights by any Participant. During a Participant's lifetime, awards may be exercised only by him or by his guardian or legal representative.

6.4.  Compliance with Applicable Law and Withholding.

         (a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue any shares of Common Stock under the Plan if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

         (b) Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares and will not dispose of them in violation of the registration requirements of Securities Act of 1933.

         (c) If, at any time, the Company, in its sole discretion, determines that the listing, registration or qualification (or any updating of any such document) of any type of award, or the shares of Common Stock issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any award, the issuance of shares of Common Stock pursuant to any award, or the removal of any restrictions imposed on shares subject to an award, such award shall not be made and the shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         (d) The Company shall collect as a condition of the exercise of any option under the Plan any taxes required by law to be withheld. To the extent permitted by the Board, a Participant may elect to have any shares otherwise issuable under the Plan to be withheld or to surrender to the Company shares of Common Stock already owned by the Participant, and acceptable to the Board (or Committee) to fulfill any tax withholding obligation.

6.5. No Continued Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Participant the right to be retained in the employ of the Company or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan or the terms of any award under the Plan.

6.6. Shareholder Status. No award to a Participant under the Plan shall create any rights in such Participant as a shareholder of the Company until shares of Common Stock are registered in the name of the Participant.

6.7. Amendment of the Plan. Subject to any approval of the shareholders of the Company which may be required under applicable law, the Board may at any time amend, suspend or terminate the Plan or any award outstanding under the Plan; provided, however, that no such amendment, suspension or termination shall materially impair the rights of any Participant with respect to any award previously made under the Plan without the consent of the holder thereof.

PROXY CARD TEXT IS AS FOLLOWS:

                                     (Front)

                          PARLUX FRAGRANCES, INC.                          PROXY
            Proxy for Annual Meeting of Stockholders October 12, 2000
  (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)


The undersigned stockholder of Parlux Fragrances, Inc. (the "Company") acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2000 Annual Meeting and, revoking all prior proxies, hereby appoints Frederick E. Purches and Frank A. Buttacavoli with full power of substitution as proxy to vote all the shares of Common Stock of the Company owned or held by the undersigned at the 2000 Annual Meeting of Stockholders to be held at the Hilton Ft. Lauderdale Airport Hotel, 1870 Griffin Road, Dania, Florida 33004, on Thursday, October 12, 2000, at 11:00 a.m. or any adjournment or postponement hereof.

1.     Election of Directors

         For All Nominees Listed Below               Withhold Authority
         (except as marked to the contrary)          to vote for all nominees listed below

Ilia Lekach, Frank A. Buttacavoli, Frederick E. Purches, Zalman Lekach, Albert
F. Vercillo, Glenn Gopman, Esther Egozi Choukroun.

Instruction: To withhold authority to vote for any individual, write such nominee's name in the space provided below.


--------------------------------------------------------------------------------
                  (Continued and to be signed on reverse side)

                                     (Back)

2. Approval of the adoption of the Parlux Fragrances, Inc. Employee Stock Option Plan - 2000.

         FOR               AGAINST                   ABSTAIN


3. To transact such other business as may properly come before the meeting or any adjournment thereof.



                                 Date:
                                 -----------------------------------------------

                                 -----------------------------------------------
                                                   (Stockholder's signature)

                                 -----------------------------------------------
                                                   (Stockholder's signature)

                                 This Proxy should be dated,
                                 signed by the
                                 stockholder(s) exactly as
                                 the name appears on the
                                 envelope in which this
                                 material was mailed, and
                                 returned at the earliest
                                 convenience in the enclosed
                                 return envelope. Persons
                                 signing in a fiduciary
                                 capacity should so
                                 indicate.